April 19, 2002


Consent of Independent Auditors

We hereby consent to the use in this Registration Statement on Form SB-2 of our auditors' report included herein dated March 31, 2002 relating to the financial statements of BUYENERGY Corporation and to the reference to our Firm under the caption "Experts" in the Prospectus.


/s/ WILLIAM C. SPORE
----------------------------
WILLIAM C. SPORE, P.C.